UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    April 27, 2013

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

The Exclusive Channel Collaboration Agreement

On April 27, 2013, Soligenix, Inc. (the “Company”) entered into an Exclusive Channel Collaboration Agreement (the “Channel Agreement”) with Intrexon Corporation (“Intrexon”), pursuant to which the Company will use Intrexon’s advanced human antibody discovery, isolation, and production technologies for the development and commercialization of human monoclonal antibody therapies for a new biodefense and infectious disease application.  The target of the channel collaboration will be melioidosis, a potentially lethal disease caused by the Gram-negative bacteria Burkholderia pseudomallei, which is endemic in Southeast Asia and Northern Australia.  It is also considered a high-priority biodefense threat as defined in the 2012 Public Health Emergency Medical Countermeasures Enterprise (PHEMCE) Strategy established by the US Department of Health and Human Services (DHHS) with the potential for widespread dissemination through aerosol.

The Channel Agreement grants the Company an exclusive worldwide license to utilize Intrexon’s modular genetic engineering platform for the development of active pharmaceutical ingredients and drug products targeting the biodefense countermeasure, melioidosis.  Under the Channel Agreement, and subject to certain exceptions, the Company is responsible for funding the further anticipated development of human monoclonal antibodies toward conducting preclinical and clinical development of the product, regulatory and government interactions, as well as for other aspects of manufacturing and the commercialization of the product.  The Company intends to fund the melioidosis program predominantly through grants or other similar mechanisms from government or nonprofit agencies.  Intrexon is responsible for technology discovery efforts, intellectual property prosecution, and establishment and scale-up of the monoclonal antibody production process.

Subject to certain expense allocations and other offsets provided in the Channel Agreement, the Company will pay Intrexon royalties on quarterly net sales of the products developed under the Channel Agreement.  The Company has agreed to pay Intrexon a percentage of upfront or milestone payments received by the Company in consideration for an allowance of a sublicensing arrangement.  Upon the attainment of certain regulatory and commercialization milestones, the Company has agreed to make payments to Intrexon that could reach up to $7 million and which may be paid in cash or common stock, par value $0.001 per share (“Common Stock”), of the Company.  In addition, in partial consideration for each party’s execution and delivery of the Channel Agreement, the Company entered into the Stock Issuance Agreement (as defined below).

The Company may terminate the Channel Agreement upon 90 days written notice to Intrexon.  Additionally, either party may terminate the Channel Agreement if the other party fails to cure their breach of the agreement within the applicable cure period.

Following termination of the Channel Agreement, the Company may continue to develop and commercialize any product that, at the time of termination: (i) is being sold or has been sold within the past six months by the Company triggering profit sharing payments under the Channel Agreement to Intrexon; (ii) has received regulatory approval; (iii) has received a government procurement contract under an Emergency Use Authorization or similar designation; (iv) is the subject of an application for regulatory approval in the field of use covered by the Channel Agreement that is pending before the applicable regulatory authority; (v) is the subject of an ongoing or completed Phase 2 clinical trial in the field of use covered by the Channel Agreement; or (vi) is the subject of a successful and completed animal efficacy study or an ongoing animal efficacy study, which if successful would be sufficient to permit sale of the product under an Emergency Use Authorization or other relevant exemptions that permit commercial sale absent a showing to the FDA of safety and effectiveness of the subject product through the conventional route of human clinical trials.  The Company’s obligation to pay the royalties described above will survive termination of the Channel Agreement with respect to products it continues to develop and commercialize after termination.

The Stock Issuance Agreement and Piggy-Back Registration Rights

On April 27, 2013, the Company entered into a Stock Issuance Agreement (the “Stock Issuance Agreement”) with Intrexon, pursuant to which the Company has issued to Intrexon 1,034,483 shares of Common Stock in consideration for the execution and delivery of the Channel Agreement.  The shares issued to Intrexon represent approximately 8.5% of the issued and outstanding shares of Common Stock as of the date of this report.

As long as Intrexon owns more than 5% of the aggregate number of issued and outstanding shares of Common Stock, Intrexon is entitled, at its election, to participate in future securities offerings of the Company that constitute “Qualified Financings” (as defined below) and purchase a portion of the securities issued and sold by the Company in a Qualified Financing equal to the percentage of the Company’s outstanding securities held by Intrexon as of the date of such Qualified Financing.  For this purpose, a “Qualified Financing” means a sale of common stock or equity securities convertible into common stock in a public or private offering, raising gross proceeds of at least $1,000,000, where the sale of shares is either registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of issuance or the Company agrees to register the resale of such shares.

If at any time the Company proposes to file a registration statement under the Securities Act with respect to an underwritten offering for its own account of any class of securities of the Company (a “Registration Statement”), with certain exceptions, then the Company will be required to offer Intrexon the opportunity to register shares held by Intrexon pursuant to such Registration Statement.  The registration rights will be subject ratably to potential underwriter’s limitations.  The Company will be required to take all reasonable steps to include the shares which Intrexon has requested be registered in the Registration Statement.

The foregoing description of each of the Channel Agreement and the Stock Issuance Agreement is qualified in its entirety by reference to such agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report, respectively, and are incorporated herein by reference. The benefits of the representations and warranties set forth in the Channel Agreement and the Stock Issuance Agreement are intended to be relied upon by the parties to such agreements only and, except as otherwise expressly provided therein, do not constitute continuing representations and warranties to any other party or for any other purpose.

The press release dated May 1, 2013 announcing the transactions described above is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The offer and issuance of shares under the Stock Issuance Agreement will not be registered under the Securities Act at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act, based on the Company’s belief that the offer and sale of the shares have not and will not involve a public offering as Intrexon is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act and no general solicitation has been involved in the offering.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Exclusive Channel Collaboration Agreement by and between Soligenix, Inc. and Intrexon Corporation dated as of April 27, 2013.**

10.2	Stock Issuance Agreement by and between Soligenix, Inc. and Intrexon Corporation dated as of April 27, 2013. **

99.1	Press Release dated May 1, 2013.

**	Confidential treatment has been requested for the redacted portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

May 1, 2013	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, PhD President and Chief Executive Officer (Principal Executive Officer)